V	alidus Holdings, Ltd. The Chartis Building 29 Richmond Road Pembroke, HM 08 Bermuda

JEFF CONSOLINO NAMED PRESIDENT OF VALIDUS HOLDINGS, LTD.

Will Continue to Serve as Chief Financial Officer

Pembroke, Bermuda – November 3, 2010 – Validus Holdings, Ltd. (NYSE: VR) (“Validus” or the “Company”) announced today that Joseph E. (Jeff) Consolino has been named President of the Company, to be effective as of November 15, 2010. Mr. Consolino replaces George P. Reeth, who has recently announced his intention to step down as President of the Company. Mr. Consolino will continue to serve as the Chief Financial Officer of Validus, the position he has held since 2006.

Ed Noonan, Chairman and Chief Executive Officer of Validus, said, “Jeff has been an outstanding leader and valued partner in guiding Validus’ successful growth and development over the past five years. In particular, Jeff played important leadership roles in the formation of the company, our acquisition of Talbot Holdings in 2007, which provided us with access to the Lloyd’s insurance market, and IPC Holdings in 2009, which established Validus as a leading Bermuda carrier in the worldwide short-tail reinsurance market. We are delighted to have Jeff as our President.”

Mr. Noonan concluded, “We thank George for his leadership and dedication to Validus since the Company’s formation in 2005, our broad success would not have been possible were it not for George, and we wish him well in his future endeavors.”

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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